                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [_]

Check the appropriate box:
[_]   Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[_]   Soliciting Material Under Rule 14a-12

                              RENTRAK CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required
[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      (1)  Title of each class of securities to which transaction applies:
      (2)  Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)  Proposed maximum aggregate value of transaction:
      (5)  Total fee paid:
[_]   Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrant statement number, or the Form or Schedule and the date of its filing.
      (1)  Amount Previously Paid:
      (2)  Form, Schedule or Registration Statement No.:
      (3)  Filing Party:
      (4)  Date Filed:

Notes:

     Set forth below is the text of the slides used by management during presentations in connection with Rentrak Corporation's solicitation of proxies for its annual meeting of shareholders.

SLIDE 1

Rentrak(R)
The people behind PPT.(SM)

SLIDE 2

Agenda
 .  Core Competencies
 .  Business Models
 .  Growth Strategies
 .  Financials
 .  Proxy Contest

SLIDE 3

Core Competencies
 .  Creative Technology Applications
 .  Transaction Processing
 .  Fulfillment
 .  Entertainment Industry Relationships

SLIDE 4

Business Models
 .  Pay-Per-Transaction (PPT)
 .  3PF.COM
 .  Blowout Video
 .  Web-site Services

SLIDE 5

                         Income Generated Per Cassette
                              Rentrak Corporation
                        Handling Fees/Transaction Fees

[Circular diagram describes the economics of pay-per-transaction. The text is as follows: $4.00/Cassette Duplicated for Studio; $6.00/Leased to Rentrak; $8.30/Leased to Retailer; $2.50/Rented to Consumer; $1.25/Share Paid Per Transaction to Rentrak; $1.00/Share Returned to Studio Per Transaction.]

                         Income Generated Per Cassette
                           Traditional Distribution

[Linear diagram describes the economics of traditional distribution. The text of the diagram is as follows: $4.00/Cassette Duplicated for Studio; $64.00/Sold To Distributor by Studio; $70.00/Sold to Retailer By Distributor; $2.50/Rented To Consumer.]

SLIDE 6

                                  PPT Network

     Video Retailer              Video Retailer              Video Retailer
        Register                    Register                    Register

                               Rentrak Corporation
                                  Headquarters
                                    Computer

        Financial                   Payment                    Data to
        Analysis                    and Data                   VSDA and
       to Retailer                 to Studios                Media Outlets

                  Video Rental and Sales Data Captured Daily

SLIDE 7

                            Retailer Participation
                          Rentrak Home Entertainment
                     (North America/Fiscal year-end 3/31)

[Bar graph depicts the number of retailers participating in the PPT system as of March 31, 1989, 1991, 1993, 1995, 1997, 1998, 1999, and 2000, and includes an estimate as of March 31, 2001.

1989        250      1998           9,898
1991      1,805      1999          10,200
1993      2,737      2000          10,500
1995      3,614      2001 (est.)   11,700
1997      5,491]

SLIDE 8

                      Rentrak's Top Participating Studios

[Slide depicts the logos of Buena Vista Home Video, MGM Home Entertainment, Dreamworks, 20/th/ Century Fox Home Entertainment, Paramount, Touchstone Home Video, Hollywood Pictures Home Video, Orion Home Video, Studio S Home Entertainment, Fox Lorber Home Video, MCA

Universal Home Video, Triboro Entertainment Group, Full Moon Entertainment, A-Pix Entertainment, Miramax Home Entertainment, and Vidmark Entertainment.]

SLIDE 9

[Slide depicts a computer screen with a sample report generated by Fastrak, a Rentrak product. The report provides inventory, rental data, and revenues for several movie titles.]

SLIDE 10

[3PF Logo]

 .  Order Processing
 .  Inventory Management
 .  Fulfillment
 .  "Essentials" Online Software

SLIDE 11

[Slide depicts a computer screen with four tiled windows. The front window is a sample report generated by 3PF software describing the geographical distribution of a customer's product shipments.

SLIDE 12

[Slide depicts a computer screen with a sample web page from Blowout Video, a subsidiary of Rentrak. The screen lists four cassettes with special pricing, four new DVD titles available for purchase, and four new VHS titles available for purchase.]

SLIDE 13

[Slide depicts a computer screen with the home web page from Formovies.com, a web site hosted by Rentrak for the benefit of its video store customers.]

SLIDE 14

[Slide depicts a computer screen with a sample web page from Formovies.com, showing search results for the term "Braveheart." The search results identify the movies titles and various available formats for each movie.]

SLIDE 15

[Slide depicts a computer screen with a sample web page from Formovies.com, showing information regarding the movie "Braveheart."

SLIDE 16

[Slide depicts a computer screen with a sample web page from Formovies.com, identifying video stores within a particular area that carry the movie "Braveheart."]

SLIDE 17

                            Growth Strategies - PPT
                               Market Potential

 .  Add Studios
 .  Expand Output Agreements
 .  Increase Processing Business
 .  Emphasize DVDs and Games
 .  Add Retail Outlets

SLIDE 18

                            Growth Strategies - 3PF
                               Market Potential

 .  Expand Distribution Capacity
 .  Add New Clients
 .  Market Systems Software

SLIDE 19

                      Strategies - Blowout and Formovies

 .  Sell Blowout
 .  Sell Formovies
 .  License Formovies Internet Technology

SLIDE 20

                                  Financials

 .  Revenues
 .  Margins
 .  Earnings
 .  Return on Investment
 .  Stock Value

SLIDE 21

                       Dissident Shareowner Allegations
 .  Stock Performance
 .  Retailer Loan Program
 .  Executive Loan Program
 .  3PF Spin-off
 .  Board of Directors

SLIDE 22

                            Change of Control Costs

 .  Rentrak Proxy Costs
 .  Dissident Proxy Costs
 .  Other Immediate Costs

SLIDE 23

                            Change of Control Risks

 .  Rentrak Japan IPO
 .  Rentrak Japan Royalty
 .  Studios
 .  3PF Clients

SLIDE 24

Rentrak(R)
The people behind PPT.(SM)